Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (“Agreement”) is made as of March      , 2003, by The Halifax Group, Inc., a Georgia corporation (“Halifax”), and Robert J. Budd (“Budd”).

RECITALS

A.            The parties have previously entered into an Employment Agreement dated as of November 1, 2002 (the “Employment Agreement”) relating to the employment of Budd by Halifax.

B.            The parties now desire to change the description of Budd’s duties with Halifax and Vita Specialty Foods, Inc. (f/k/a Vita Holdings, Inc.).  Accordingly, Budd and Halifax desire to amend the Employment Agreement as set forth herein.

In consideration of the preceding, the parties agree as follows:

1.             Amendments.  Exhibit A to the Employment Agreement is hereby deleted and replaced in its entirety with new Exhibit A attached hereto.

2.             Ratification.  The terms of the Employment Agreement, as amended by this Amendment, are hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first stated above.

THE HALIFAX GROUP, INC.

By:	/s/ Robert J. Budd	By:	/s/ Terry W. Hess
	Robert J. Budd	Its:	Chairman and CEO

Exhibit A

to Employment Agreement

Duties of Budd as President of Halifax:

Budd will direct product development for Halifax and will perform such other sales, marketing, licensing and other duties which are assigned to him by the Chief Executive Officer and/or Board of Directors of Halifax and as are customary of the President.

Duties of Budd as President of the Vita Specialty Foods, Inc. (f/k/a Vita Holdings, Inc.):

Budd’s position will be primarily ceremonial.  Budd will perform only such product development, sales, marketing, licensing or other duties for Vita Specialty Foods, Inc. or its subsidiaries as are assigned to him by the Chief Executive Officer and/or Board of Directors of Vita Specialty Foods, Inc.